EXHIBIT 32.1

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

OF QUINTANA MARITIME LIMITED

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-Q for the three months ended September 30, 2007 filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Stamatis V. Molaris, Chief Executive Officer of Quintana Maritime Limited (the “Company”), hereby certify, to my knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Stamatis V. Molaris
Stamatis V. Molaris
Chief Executive Officer
(Principal Executive Officer)

Date: November 9, 2007